IMAX CORPORATION

EXHIBIT 32.2

CERTIFICATIONS

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (A) and (B) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), I, Joseph Sparacio, Chief Financial Officer of IMAX Corporation, a Canadian corporation (the “Company”), hereby certify, to my knowledge, that:

The Annual Report on Form 10-K for the year ended December 31, 2014 (the “Form 10-K”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 19, 2015	/s/ Joseph Sparacio
Joseph Sparacio
Executive Vice President &
Chief Financial Officer